UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2022

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.01Completion of Acquisition or Disposition of Assets

On April 29, 2022, PTC Inc., through PTC (SSI) Designated Activity Company, a subsidiary of PTC registered in Ireland (“PTC (SSI)”), completed its acquisition of all shares of Intland Software GmbH, a German limited liability company (“Intland Software”), and Eger Invest GmbH, a German limited liability company (“Eger Invest”, and, together with Intland Software, “Intland”), pursuant to a Share Sale and Purchase Agreement (the “SPA”) dated April 19, 2022 by and among (i) PTC (SSI), (ii) Intland Software, (iii) Eger Invest, (iv) Janos Rezso Koppány, (v) Zsolt Koppány, (vi) Szabolcs Koppány, (vii) Eger Software Holding UG (haftungsbeschränkt) & Co. KG, a German partnership, the terms of which are described in the Form 8-K filed by PTC on April 20, 2022 and which is filed as Exhibit 1.1 to that Form 8-K and incorporated by reference herein. PTC paid approximately $284 million for Intland after closing adjustments, $264 million of which PTC borrowed under its existing credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 2.01 above is incorporated herein by reference, as is the description of the terms of PTC’s credit facility contained in PTC’s Form 8-K filed on February 13, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC INC.

	By:	/s/ Catherine Gorecki
Catherine Gorecki
Senior Vice President, Corporate & Securities Counsel, Assistant Secretary
Date: May 3, 2022